Exhibit 32.1

Certifications Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Whirlpool Corporation (“Whirlpool”) for the quarterly period ended September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jeff M. Fettig, as Chief Executive Officer of Whirlpool, and James Peters, as Chief Financial Officer of Whirlpool, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of Whirlpool.

/s/ JEFF M. FETTIG
Name:	Jeff M. Fettig
Title:	Chairman of the Board and Chief Executive Officer
Date:	October 25, 2016

/s/ JAMES PETERS
Name:	James Peters
Title:	Executive Vice President and Chief Financial Officer
Date:	October 25, 2016